                                                                     Exhibit 3.2
                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                              US-SINO GATEWAY, INC.
                           (A CALIFORNIA CORPORATION)

                  AS AMENDED AND RESTATED ON FEBRUARY 14, 2003

                                    ARTICLE I
                             OFFICES OF CORPORATION

         SECTION 1.01 PRINCIPAL EXECUTIVE OR BUSINESS OFFICES. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California. If the principal executive office is located outside California and the Corporation has one or more business offices in California, the Board of Directors shall fix and designate a principal business office in California.

         SECTION 1.02 OTHER OFFICES. Branch of subordinate offices may be established at any time and at any place by the Board of Directors.


                                   ARTICLE II
                     MEETINGS OF STOCKHOLDERS OF CORPORATION

          SECTION 2.01 PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation by the Board of Directors, stockholders' meetings shall be held at the Corporation's principal executive office.

          SECTION 2.02 ANNUAL MEETING. The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. The date so designated shall be within five (5) months after the end of the Corporation's fiscal year, and within fifteen (15) months after the last annual meeting of the stockholders has taken place. At each annual meeting, Directors shall be elected and any other proper business within the power and authority of the stockholders may be transacted.

         SECTION 2.03 SPECIAL MEETING. A special meeting of the stockholders may be called at any time by the Board of Directors, by the chairman of the Board, by the President or Vice President, or by one or more stockholders holding shares which in the aggregate are entitled to cast ten-percent (10%) or more of the votes at that meeting.

         If a special meeting is called by anyone other than the Board of Directors, the person or persons calling the meeting shall make a request in writing, delivered personally or sent by registered mail, or by telegraphic or other facsimile transmission, to the chairman of the Board or the President, Vice President, or Secretary, specifying the time and date of the meeting (which shall be scheduled not less than thirty-five (35) nor more than sixty (60) days after receipt of the request) and the general nature of the business proposed to be transacted. Within twenty (20) days after receipt, the chairman or officer receiving such request shall cause notice to be given to the stockholders entitled to vote, in accordance with SECTIONS 2.04 and 2.05 of this ARTICLE II, stating that a meeting will be held at the time and location requested by the person(s) calling the meeting, and stating the general nature of the business proposed to be transacted thereat. If notice is not given by the chairman or officer receiving the request within twenty (20) days after receipt thereof, the person or persons requesting the meeting may give the required notice. Nothing contained in this paragraph shall be construed as limiting, fixing, or affecting the date or time when a meeting of stockholders called by action of the Board of Directors may be held.

          SECTION 2.04 NOTICE OF STOCKHOLDERS' MEETING. All notices of meetings of stockholders shall be sent or otherwise given in accordance with SECTION 2.05 of this ARTICLE II not fewer than ten (10) nor more than sixty (60) days before the date of the meeting. Stockholders entitled to notice shall be determined in accordance with SECTION 2.11 of this ARTICLE II. The notice shall specify the location, date and hour of the meeting; or (ii) in the case of an annual meeting, those matters which the Board of Directors, at the time of giving the notice, intend to present for action by the stockholders. In addition, if Directors are to be elected at said meeting, the notice shall include the names of all nominees whom the Board of Directors intends, at the time of the notice, to present for election.

          The notice shall also state the general nature of any proposed action to be taken at the meeting to approve any of the following matters:

          (i) A transaction in which a Director has a financial interest, within the meaning of Section 310 of the CALIFORNIA CORPORATIONS CODE ("Code");

         (ii) An amendment of the Articles of Incorporation of the Corporation under Section 902 of the Code;

          (iii) A reorganization of the Corporation under Section 1201 of the Code;

          (iv) A voluntary dissolution of the Corporation under Section 1900 of the Code; or

          (v) A distribution in dissolution with respect to the Corporation that requires approval of the outstanding shares under Section 2007 of the Code.

          The notice of any meeting at which Directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

          SECTION 2.05 MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE. Notice of any stockholders' meeting shall be given either personally or by first-class mail, or telegraphic or other written communication, charges prepaid, addressed to the stockholders at the address appearing on the Corporation's books or given by the stockholder to the Corporation for the purpose of such notice. If no address appears on the Corporation's books or has been given as specified herein, notice shall be either, (i) sent by first-class mail addressed to the stockholder at the Corporation's principal executive office; or (ii) published at least once in a newspaper of general circulation in the county where the Corporation's principal executive office is located. Notice is deemed to have been given at the time when delivered personally, or deposited in the mail or sent by other means of written communication.

          If any notice or report mailed to a stockholder at the address appearing on the Corporation's books is returned, marked so as to indicate that the United States Postal Service is unable to deliver the document to the stockholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if the Corporation holds the document available for the stockholder on written demand at the Corporation's principal executive office for a period of one (1) year from the date the notice or document was given to all other stockholders.

          An affidavit of the mailing, or other authorized means of giving notice or delivering a document, regarding notice of stockholders' meeting, or other document sent to stockholders, may be executed by the Corporation's Secretary, assistant Secretary, or transfer agent, and shall be filed and maintained in the minute book of the Corporation.

         SECTION 2.06 QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of the stockholders shall constitute the quorum necessary for the transaction of business. The stockholders present at a duly called or held meeting at which the quorum is present may continue to do business until adjournment, notwithstanding the withdrawal from the meeting of certain stockholders which leave less than a quorum remaining, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

          SECTION 2.07 MEETING ADJOURNMENT: NOTICE. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented at the meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in SECTION 2.06 of this
ARTICLE II.

          When any meeting of the stockholders, either annual or special, is adjourned to another time or place, notice of such need not be given if the time and place are announced at the meeting at which the adjournment is taken, unless anew record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of SECTIONS 2.04 and 2.05 of this ARTICLE II. At any adjourned meeting, the stockholders may transact any business which might have been transacted at the original meeting.

          SECTION 2.08 VOTING. The stockholders entitled to vote at any meeting of stockholders with the provisions of SECTION 2.11 of this ARTICLE II, subject to the provisions of Sections 702 through 704 of the CALIFORNIA CORPORATIONS CODE (relating to voting shares held by a fiduciary, in the name of the Corporation, or in joint ownership). The stockholders' vote may be by a voice vote or by ballot; provided, however, that any election for Directors must be by ballot if demanded by any stockholder before the voting has begun. On any matter other than elections of Directors, any stockholder may vote part of his shares in favor of the proposal and refrain from voting his remaining shares or vote them against the proposal, but, if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is cast with respect to all shares which the stockholder is entitled to vote. If a quorum is present (or if a quorum had been present earlier at the meeting but no longer exists because some stockholders have withdrawn), the affirmative vote of the majority of the shares represented and voting, provided such shares voting affirmatively also constitute a majority of the number of shares required for a quorum, shall constitute the act of the stockholders unless the vote of a greater number of those voting by classes is required by law or by the Articles of Incorporation of the Corporation.

                  At the stockholders' meeting at which Directors are to be elected, no stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which the stockholder normally would be entitled to cast), unless the candidates' names have been placed in nomination before commencement of the voting and a stockholder has given notice at the meeting, before the voting has begun, of the stockholder's intention to cumulate votes. If any stockholder has given such a notice, then all stockholders entitled to vote may cumulate their votes for candidates in nomination, and may give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which that stockholder's shares are entitled, or distribute the stockholder's votes on the same principle among any or all the candidates, as the stockholder believes proper. The candidates receiving the highest number of votes, up to the number of Directors to be elected, shall be elected.

          SECTION 2.09 WAIVER OF NOTICE OR CONSENT BY ABSENT STOCKHOLDER. The transactions of any meeting of stockholders, either annual or special, however called and noticed and wherever held, shall be as valid as though they were had at a meeting duly held after regular call and notice, if a quorum be present either at such meeting in person or by proxy, and if each person entitled to vote who was not present in person or by proxy, either before or after the meeting, signs a written waiver of notice or consent to a holding of a meeting, or an approval of the minutes of the meeting. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of the stockholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in Section 601(f) of the CALIFORNIA CORPORATIONS CODE, the waiver of notice or consent is required to state the general nature of the action or proposed action. All waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                  A stockholder's attendance at a meeting also constitutes a waiver of notice of that meeting, unless the stockholder at the beginning of the meeting objects to the transaction of any business on the ground that the meeting was not lawfully called or convened. In addition, attendance at a meeting does not constitute a waiver of any rights to object to consideration of matters required by laws to be included in the notice of the meeting which were not so included, if that objection is expressly made at the meeting.

          SECTION 2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action that could be taken at an annual or special meeting of the stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

          Directors may be elected by written consent of the stockholders without a meeting only if the written consent of all outstanding shares entitled to vote are obtained, except that vacancies on the Board of Directors (other than vacancies created by removal) not filled by the Board of Directors itself may be filled by the written consent of the holders of a majority of the outstanding shares entitled to vote.

          All consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Any stockholder or other authorized person who has given a written consent may revoke it by a writing received by the Secretary of the Corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

          Unless the consents of all stockholders entitled to vote have not been solicited in writing, prompt notice shall be given of any corporate action approved by stockholders without a meeting by less than unanimous consent, to those stockholders entitled to vote who have not consented in writing. As to approvals required by CALIFORNIA CORPORATION CODE, Section 310 (transactions in which a Director has a financial interest), Section 317 (indemnification of corporate agents), Section 1201 (corporate reorganization),or Section 2007 (certain distributions or dissolution), notice of the approval shall be given at least ten (10) days before the consummation of any action authorized by the approval. Notice shall be given in the manner specified in SECTION 2.05 of this
ARTICLE II.

   SECTION 2.11  RECORD DATE FOR STOCKHOLDER NOTICE, VOTING, AND GIVING CONSENT.
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          (a) For purposes of determining the stockholders entitled to receive notice of a vote at a stockholders' meeting or give written consent to corporate action without a meeting, the Board of Directors may fix in advance a record date that is not more than sixty (60) or less than ten (10) days before the date of a stockholders' meeting, or not more than sixty (60) days before any other action.

         (b) If no record date is fixed:

                  (i) The record date for determining stockholders entitled to receive notice of and vote at a stockholders' meeting shall be the business day next preceding the day on which notice is given, or if notice is waived as provided in SECTION 2.09 of this ARTICLE II, the business day next preceding the day on which the meeting is held;

                                    (ii) The record date for determining
stockholders entitled to give consent to corporate action in writing without a meeting, if no prior action has been taken by the Board of Directors, shall be the day on which the first written consent is given; and

                  (iii) The record date for determining stockholders for any other purpose shall be as set forth in SECTION 8.01 of ARTICLE VIII of these Bylaws.

          (c) A determination of stockholders of record entitled to receive notice of and vote at a stockholders' meeting shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting. However, the Board of Directors shall fix a new record date if the adjournment is to a date more than forty-five (45) days after the date set for the original meeting.

          (d) Only stockholders of record on the Corporation's books at the close of business on the record date shall be entitled to any of the notice and voting rights listed in subsection (a) of this SECTION 2.11, notwithstanding any transfer of shares on the Corporation's books after the record date except as otherwise required by law.

         SECTION 2.12 PROXIES. Every stockholder entitled to vote for Directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by that stockholder and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the stockholder or the stockholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless, (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by attendance at the meeting and voting in person by the stockholder executing the proxy or by a subsequent proxy executed by the same stockholder and presented at the meeting; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the CALIFORNIA CORPORATIONS CODE.

          SECTION 2.13 INSPECTORS OF ELECTION. Before any meeting of stockholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall either be one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three
(3) inspectors are to be appointed. If a person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a different person to fill the vacancy.

          An inspector shall: (i) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (ii) receive votes, ballots, or consents; (iii) hear and determine all challenges and questions in any way arising in connection with the right to vote; (vi) count and tabulate all votes or consents; (v) determine when the polls shall close;
(vi) determine the result; and (vii) do any other acts which may be necessary and proper to conduct the election or vote in a manner fair to all stockholders.



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                                  ARTICLES III
                        BOARD OF DIRECTORS OF CORPORATION

          SECTION 3.01 POWERS. Subject to the provisions of the California General Corporations Law and any limitations in the Articles of Incorporation of the Corporation and these Bylaws relating to actions required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

         SECTION 3.02 NUMBER OF DIRECTORS. The authorized number of Directors shall be no less than one and no more than three until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to these Bylaws adopted by the vote or written consent of a majority of the outstanding shares entitled to vote; PROVIDED, HOWEVER, that the number of Directors shall be no less than three except that (1) before shares are issued, the number may be one,
(2) before shares are issued, the number may be two, (3) so long as the corporation has only one shareholder, the number may be one, (4) so long as the corporation has only one shareholder, the number may be two, and (5) so long as the corporation has only two shareholders, the number maybe two.

          SECTION 3.03 ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of the stockholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

          No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director's term of office expires.

          SECTION 3.04 VACANCIES. A vacancy on the Board of Directors shall be deemed to exist, (i) if a Director dies, resigns, or is removed by the stockholders or an appropriate court, as provided in Sections 303 or 304 of the CALIFORNIA CORPORATIONS CODE; (ii) if the Board of Directors declares vacant the office of a Director who has been convicted of a felony or declared of unsound mind by an order of court; (iii) if the authorized number of Directors is increased; or (iv) if at any stockholders' meeting at which one or more Directors are elected the stockholders fail to elect the full authorized number of Directors to be voted for at that meeting.

          Any Director's resignation shall be effective on giving written notice of such to the chairman of the Board, the President, the Secretary, or the Board of Directors, unless said notice specifies a later effective date. If the resignation is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

          Except for a vacancy caused by the removal of a Director, vacancies on the Board of Directors may be filled by a majority of the Directors then in office, whether or not they constitute a quorum, or by a sole remaining Director. A vacancy on the Board of Directors caused by the removal of a Director may be filled only by the stockholders, except that a vacancy created when the Board of Directors declares the office of a Director vacant as provided in clause (ii) of the first paragraph of this SECTION 3.04 may be filled by the Board of Directors.

          The stockholders may elect a Director at any time to fill a vacancy not filled by the Board of Directors.

          The term of office of a Director elected to fill a vacancy shall run until the next annual meeting of the stockholders, and such a Director shall hold office until a successor is elected and qualified.

          SECTION 3.05 LOCATION OF MEETINGS; TELEPHONE MEETINGS. Regular meetings of the Board of Directors may be held at any location within or outside the State of California that has been designated from time to time by the Board of Directors. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board of Directors shall be held at any location, within or outside the State of California designated in the notice of the meeting, or if the notice does not state a location, or if there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by telephone conference or similar communications equipment, provided that all Directors participating can hear and communicate with one another.

         SECTION 3.06 ANNUAL DIRECTORS' MEETING. Immediately after each annual stockholders meeting, the Board of Directors shall hold a regular meeting at the same location, or at any other location that has been designated by the Board of Directors, to consider matters of organization, election of officers, and other business as desired. Notice of this meeting shall not be required unless some location other than that of the annual stockholders' meeting has been designated.

         SECTION 3.07 OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors shall be held without call at times to be fixed by the Board of Directors. Such regular meetings may be held without notice.

         SECTION 3.08 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called for any purpose or purposes at anytime by the chairman of the Board, the President, any Vice President, the Secretary, or any two (2) Directors.

          Special meetings shall be held on four (4) days' notice by mail or forty-eight (48) hours' notice delivered personally or by telephone or telegraph. Oral notice given personally or by telephone may be transmitted either to the Director or to a person at the Director's office who can reasonably be expected to communicate such notice promptly to the Director. Written notice, if used, shall be addressed to each Director at the address shown on the Corporation's records. The notice need not specify the purpose of the meeting, nor its location if the meeting is to be held at the principal executive office of the Corporation.

          SECTION 3.09 QUORUM. A majority of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn as provided in SECTION 3.11 of this ARTICLE III. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 310 of the CALIFORNIA CORPORATIONS CODE (as to approval of contracts or transactions in which a Director has a direct or indirect material financial interest), and Section 317(e) (as to indemnification of Directors). A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

         SECTION 3.10 WAIVER OF NOTICE. Notice of a meeting, although otherwise required, need not be given to any Director who, (i) either before or after the meeting signs a waiver of notice or a consent to holding the meeting without being given notice; (ii) signs an approval of the minutes of the meeting; or
(iii) attends the meeting without protesting the lack of notice before or at beginning of the meeting. Waivers of notice or consent need not specify the purpose of the meeting. All waivers, consents, and approvals of the minutes shall be filed in the corporate records or made a part of the minutes of the meeting.

          SECTION 3.11 ADJOURNMENT TO ANOTHER TIME OR LOCATION. Whether or not a quorum is present, a majority of the Directors present may adjourn any meeting to another time or location.

         SECTION 3.12 NOTICE OF ADJOURNED MEETING. Notice of the time and location of resuming a meeting which has been adjourned need not be given unless the adjournment is for more than twenty-four (24) hours, in which case notice shall be given, before the time set for resuming the adjourned meeting, to the Directors who were not present at the time of the adjournment. Notice need not be given in any case to Directors who were present at the time of adjournment.

         SECTION 3.13 ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to that action. Any action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. All written consents shall be filed with the minutes of the proceedings of the Board of Directors.

          SECTION 3.14 FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees of the Board of Directors may be compensated for their services, and shall be reimbursed for expenses, as fixed or determined by resolution of the Board of Directors. This SECTION 3.14 shall not be construed to preclude any Director from serving the Corporation in any other capacity, as an officer, agent, employee, or otherwise, and receiving compensation for those services.


                                   ARTICLE IV
                            COMMITTEES OF CORPORATION

         SECTION 4.01 EXECUTIVE AND OTHER COMMITTEES OF THE BOARD. The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate an executive committee or one or more other committees, each consisting of one or more Directors. The Board may designate one or more Directors as alternate members of any committee, to replace any absent member at a committee meeting. The appointment of committee members or alternate members requires the vote of a majority of the authorized number of Directors. A committee may be granted any or all of the powers and authority of the Board of Directors, to the extent provided in the resolution of the Board of Directors establishing the committee, except with respect to:

          (a) Approving any action for which the CALIFORNIA CORPORATIONS CODE also requires the approval of the stockholders or of the outstanding shares:

          (b) Filling vacancies on the Board of Directors or any committee of the Board;

          (c) Fixing Directors' compensation for serving on the Board or a committee of the Board of Directors;

          (d) Adopting, amending, or repealing bylaws;

          (e) Amendment or repealing any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

          (f) Making distributions to stockholders, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

          (g) Appointing other committees of the Board or their members.

         SECTION 4.02 MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, provisions of these Bylaws applicable to meetings and actions of the Board of Directors, as provided in SECTION 3.05 and SECTIONS 3.07 through 3.13 of ARTICLE III of these Bylaws, as to the following matters; place of meetings (SECTION 3.05); regular meetings (SECTION 3.07); special meetings and notice (SECTION 3.08); quorum (SECTION 3.09); waiver of notice (SECTION 3.10); adjournment (SECTION 3.11); notice of adjournment (SECTION 3.12); and action without meeting (SECTION 3.13), with such changes in the context of those sections as are necessary to substitute the committee and its members for the Board of Directors and its members, except that (i) the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; (ii) special meetings of committees may also be called by resolution of the Board of Directors which may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.


                                    ARTICLE V
                        EXECUTIVE OFFICERS OF CORPORATION

         SECTION 5.01 OFFICERS. The officers of the Corporation shall be a President, a Secretary, and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a chairman of the Board, one or more Vice Presidents, one or more assistant secretaries, one or more assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of SECTION 5.03 of this ARTICLE V. Any number of offices may be held by the same person.

         SECTION 5.02 ELECTION OF OFFICERS. The officers of the Corporation, except for subordinate officers appointed in accordance with the provisions of
SECTION 5.03 or SECTION 5.05 of this ARTICLE V, shall be chosen by the Board of Directors, and shall serve at the pleasure of the Board of Directors.

         SECTION 5.03 SUBORDINATE OFFICERS. The Board of Directors may appoint, and may empower the President to appoint other officers as required by the business of the Corporation, whose duties shall be provided in these Bylaws, or as determined from time to time by the Board of Directors or the President.

         SECTION 5.04 REMOVAL AND RESIGNATION OF OFFICERS. Any officer chosen by the Board of Directors may be removed at any time, with or without cause or notice, by the Board of Directors. Subordinate officers appointed by persons other than the Board under SECTION 5.03 of this ARTICLE V may be removed at any time, with or without cause or notice, by the Board of Directors or by the officer by whom appointed. Officers may be employed for a specified term under a contract of employment if authorized by the Board of Directors. Such officers may be removed from office at any time under this SECTION 5.04, and shall have no claim against the Corporation or individual officers or members of the Board of Directors because of the removal except any right to monetary compensation to which the officer may be entitled under the contract of employment.

          Any officer may resign at any time by giving written notice to the Corporation. Resignations shall take effect on the date of receipt of such written notice, unless a later time is specified in the notice. Unless otherwise specified in the notice, acceptance of the resignation is not necessary to make it effective. Any acceptance of resignation is without prejudice to the rights, if any, of the Corporation to monetary damages under any contract of employment to which the officer is a party.

          SECTION 5.05 VACANCIES IN OFFICE. A vacancy in any office resulting from an officer's death, resignation, removal, disqualification, or from any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to that office.

          SECTION 5.06 CHAIRMAN OF THE BOARD. The Board of Directors shall elect a chairman, who shall preside, if present, at Board meetings and shall exercise and perform such other powers and duties as may be assigned from time to time by the Board of Directors. If there is no President, the chairman of the Board shall in addition be the President of the Corporation, and shall have the powers and duties as set forth in SECTION 5.07 of this ARTICLE V.

         SECTION 5.07 PRESIDENT (CHIEF EXECUTIVE OFFICER; CHIEF OPERATING OFFICER). The President shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation and its officers, and shall have such other functions, authority and duties as may be prescribed by the Board of Directors. These powers and duties of management include, but are not limited to, all the general powers and duties of management usually vested in the office of President. The Board of Directors may, in its discretion, divide and allocate the functions, authority and duties of the President amongst one or more of the following positions:
President, Chief Executive Officer and/or Chief Operating Officer. If the Board of Directors, in its discretion, divides and allocates the authority of the President amongst a Chief Executive Officer and Chief Operating Officer without designating either of such positions as President, then the Chief Executive Officer shall also be deemed the President of this Corporation.

          SECTION 5.08 VICE PRESIDENT. If desired, one or more Vice Presidents may be chosen by the Board of Directors in accordance with the provisions for electing officers set forth in SECTION 5.02 of this ARTICLE V. In the absence or disability of the President, the President's duties and responsibilities shall be carried out by the highest ranking available Vice President if Vice Presidents are ranked, or if not, by a Vice President designated by the Board of Directors. When so acting, a Vice President shall have all the powers of and be subject to all the restrictions on the President. Vice Presidents of the Corporation shall have such other powers and perform such other duties as prescribed from time to time by the Board of Directors, these Bylaws, or the President (or chairman of the Board if there is not a President).

          SECTION 5.09  SECRETARY.

          (a) MINUTES. The Secretary shall be present at all stockholders' meetings and all Board meetings and shall take the minutes of such meetings. If the Secretary is unable to be present, at such meeting the presiding officer of the meeting shall designate another person to take the minutes of the meeting.

          The Secretary shall keep or cause to be kept, at the principal executive office or such other place as designated by the Board of Directors, a book of minutes of all meetings and actions of the stockholders, of the Board of Directors, and of committees of the Board of Directors. The minutes of each meeting shall state the time and place the meeting was held; whether it was regular or special, if special, how it was called or authorized; the names of Directors present at Board or committee meetings; the number of shares present or represented at stockholders' meetings; and an accurate account of the proceedings.

          (b) RECORD OF STOCKHOLDERS. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, a record or duplicate record of stockholders. This record shall show the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of share certificates issued to each stockholder, and the number and date of cancellation of any certificates surrendered for cancellation.

          (c) NOTICE OF MEETING. The Secretary shall give notice, or cause notice to be given, of all stockholders' meetings, Board of Directors meetings, and meetings of committees of the Board of Directors for which notice is required by statute or by these Bylaws. If the Secretary or other person authorized by the Secretary to give notice fails to act, notice of any meeting may be given by any other officer of the Corporation.

          (d) OTHER DUTIES. The Secretary shall keep the seal of the Corporation, if any, in safe custody. The Secretary shall have such other powers and perform such other duties as prescribed by the Board of Directors or by these Bylaws.

         SECTION 5.10 CHIEF FINANCIAL OFFICER (TREASURER). The Chief Financial Officer, which shall be synonymous with the position of Treasurer, shall keep or cause to be kept adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall be open to inspection by any Director at all reasonable times.

          The Chief Financial Officer shall (i) deposit corporate funds and other valuables in the Corporation's name and to its credit with depositaries designated by the Board of Directors; (ii) make disbursements of corporate funds as authorized by the Board of Directors; (iii) render a statement of the Corporation's financial condition and an account of all transactions conducted as Chief Financial Officer whenever requested by the President or the Board of Directors; (iv) have other powers and perform other duties as prescribed by the Board of Directors or these Bylaws.


                                   ARTICLE VI
                          INDEMNIFICATION OF DIRECTORS,
                 OFFICERS, EMPLOYEES AND OTHER CORPORATE AGENTS

          SECTION 6.01 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS. The Corporation shall, to the maximum extent permitted by the California General Corporation Law, have power to indemnify each of its agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any person is or was an agent of the Corporation, and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by law. For purposes of this ARTICLE VI, an "agent" of the Corporation includes any person who is or was a Director, officer, employee, or other agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprises, or was a Director, officer, employee, or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

          SECTION 6.02 ADDITIONAL INDEMNIFICATION PROVISIONS. The Corporation is authorized to provide indemnification of its agents for breach of duty to the Corporation and its stockholders in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.




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                                   ARTICLE VII
                               RECORDS AND REPORTS

         SECTION 7.01 MAINTENANCE OF STOCKHOLDER RECORD AND INSPECTION BY STOCKHOLDERS. The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, as determined by resolution of the Board of Directors, a record of its stockholders and the number and class of shares held by each stockholder.

          A stockholder or stockholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation have the right to do either or both the following:

          (a) Inspect and copy the records of stockholders' names and addresses and stockholdings during usual business hours, on five (5) days' prior written demand on the Corporation, or

          (b) Obtain from the Corporation's transfer agent, on written demand and tender of the transfer agent's usual charges for this service, a list of the names and addresses of stockholders who are entitled to vote for the election of Directors, and their stockholdings, as of the most recent record date for which a list has been compiled or as of a specified date later than the date of demand. This list shall be made available within five (5) days after the date of demand, or the specified later date as of which the list is to be compiled. The record of stockholders shall also be opened to inspection on the written demand of any stockholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a stockholder or holder of a voting trust certificate. Any inspection and copying under this SECTION 7.01 may be made in person or by an agent or attorney of the stockholder or holder of a voting trust certificate making the demand.

         SECTION 7.02 MAINTENANCE AND INSPECTION OF BYLAWS. The Corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in the state, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of California and the Corporation has no principal business office in the state, the Secretary shall, upon the written request of any stockholder, furnish to that stockholder a copy of these Bylaws as amended to date.

         SECTION 7.03 MAINTENANCE AND INSPECTION OF MINUTES AND ACCOUNTING RECORDS. The minutes of proceedings of the stockholders, Board of Directors, and committees of the Board, and the accounting books and records shall be kept at the principal executive office of the Corporation, or at such other place or places as designated by the Board of Directors. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any stockholder or holder of a voting trust certificate reasonably related to the holder's interests as a stockholder or holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary of the Corporation.

          SECTION 7.04 INSPECTION BY DIRECTORS. Every Director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Corporation and each of its subsidiary corporations. This inspection by a Director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

         SECTION 7.05 ANNUAL REPORT TO STOCKHOLDERS. Inasmuch as, and for as long as, there are fewer than 100 stockholders, the requirement of an annual report to stockholders referred to in Section 1501 of the CALIFORNIA CORPORATIONS CODE is expressly waived. However, nothing in this provision shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the stockholders, as the Board considers appropriate.

          SECTION 7.06 FINANCIAL STATEMENTS. The Corporation shall keep a copy of each annual financial statement, quarterly or other periodic income statement, and accompanying balance sheets prepared by the Corporation on file in the Corporation's principal executive office for twelve (12) months; these documents shall be exhibited at all reasonable times, or copies provided, to any stockholder on written demand therefor.

          If no annual report for the last fiscal year has been sent to stockholders, on written request of any stockholder made more than one hundred twenty (120) days after the close of the fiscal year the Corporation shall deliver or mail to the stockholder, within thirty (30) days after receipt of the request, a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial position for that fiscal year.

          A stockholder or stockholders holding five percent (5%) or more of the outstanding shares of any class of stock of the Corporation may request in writing an income statement for the most recent three-month, six-month, or nine-month period (ending more than thirty (30) days before the date of the request) of the current fiscal year, and a balance sheet of the Corporation as of the end of that period. If such documents are not already prepared, the Chief Financial Officer shall cause them to be prepared and shall deliver the documents personally or mail them to the requesting stockholders within thirty
(30) days after receipt of the request. A balance sheet, income statement, and statement of changes in financial position for the last fiscal year shall also be included, unless the Corporation has sent the stockholders an annual report for the last fiscal year.

          Quarterly income statements and balance sheets referred to in this
SECTION 7.06 shall be accompanied by the report, if any, of the independent accountants engaged by the Corporation or the certificate of an authorized corporate officer stating that the financial statements were prepared without audit from the Corporation's books and records.


                                  ARTICLE VIII
                            GENERAL CORPORATE MATTERS

         SECTION 8.01 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the stockholders entitled to receive payment of dividends or other distributions or allotment of rights, or entitled to exercise any rights in respect of any other lawful action (other than voting at and receiving notice of stockholders' meetings and giving written consent of the stockholders without a meeting), the Board of Directors may fix in advance a record date which shall not be more than sixty (60) days before the date of the dividend payment, distribution, allotment, or other action. If a record date is so fixed, only stockholders of record at the close of business on that date shall be entitled to receive the dividend, distribution, or allotment of rights, or to exercise any other rights, as the case may be, notwithstanding any transfer of shares on the Corporation's books after the record date, except as otherwise provided by law.

          If the Board of Directors does not fix a record date in advance, the record date shall be at the close of business on the later of, (i) the day on which the Board of Directors adopts the applicable resolution or, (ii) the sixtieth (60th) day before the date of the dividend payment, distribution, allotment of rights, or other action.

          SECTION 8.02 AUTHORIZED SIGNATORIES FOR CHECK. All checks, drafts, other orders for payment of money, notes, or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons in such manner authorized from time to time by resolution of the Board of Directors.

          SECTION 8.03 EXECUTING CORPORATE CONTRACTS AND INSTRUMENTS. Except as otherwise provided in the Articles of Incorporation of the Corporation or in these Bylaws, the Board of Directors by resolution may authorize any officer, officers, agents, or agents to enter into any contract or to execute any instrument in the name of and on behalf of the Corporation. This authority may be general or it may be confined to one or more specific matters. No officer, agent, employee, or other person purporting to act on behalf of the Corporation shall have any power or authority to bind the Corporation in any way, to pledge the Corporation's credit, or to render the corporation liable for any purpose or in any amount, unless that person was acting with authority duly granted by the Board of Directors as provided in these Bylaws, or unless an unauthorized act was later ratified by the corporation.

         SECTION 8.04 CERTIFICATES FOR SHARES. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each stockholder when any of the shares are fully paid. All certificates shall certify the number of shares and the class or series of shares represented by the certificate. All certificates shall be signed in the name of the Corporation by, (i) either the chairman of the Board of Directors, the Vice chairman of the Board of Directors, the President, or any Vice President, and (ii) either the President, any assistant Treasurer, the Secretary, or any assistant Secretary.

          Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall cease to be that officer, transfer agent, or registrar before that certificate is issued, the certificate may be issued by the Corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

         SECTION 8.05 LOST CERTIFICATES. Except as provided in this SECTION 8.05, no new certificates for shares shall be issued to replace an old certificate unless the old certificate is surrendered to the Corporation for cancellation at the same time. If share certificates or certificates for any other security have been lost, stolen, or destroyed, the Board of Directors may authorize the issuance of replacement certificates on terms and conditions as required by the Board of Directors, which may include a requirement that the owner give the Corporation a bond (or other adequate security) sufficient to indemnify the Corporation against any claim which may be made against it (including any expense or liability) on account of the alleged loss, theft, or destruction of the old certificate or the issuance of the replacement certificate.

          SECTION 8.06 SHARES OF OTHER CORPORATIONS; HOW VOTED. Shares of other corporations standing in the name of the Corporation shall be voted by one of the following persons, listed in order of preference: (i) chairman of the Board, or person designated by the chairman of the Board; (ii) President, or person designated by the President; (iii) first Vice President, or person designated by the first Vice President; (iv) other person designated by the Board of Directors. The authority to vote shares granted by this SECTION 8.06 includes the authority to execute a proxy in the name of the Corporation for purposes of voting the shares.

         SECTION 8.07 REIMBURSEMENT OF CORPORATION IF PAYMENT NOT TAX DEDUCTIBLE. If all or part of the compensation, including expenses, paid by the Corporation to a Director, officer, employee, or agent is finally determined not to be allowable to the Corporation as a federal or state income tax deduction, the Director, officer, employee, or agent to whom the payment was made shall repay to the Corporation the amount disallowed. The Board of Directors shall enforce repayment of each such amount disallowed by the taxing authorities.

         SECTION 8.08 CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in Sections 100 through 195 of the CALIFORNIA CORPORATIONS Code shall govern the construction of these Bylaws. Without limiting the generality of this SECTION 8.08, the singular, and the term "person" includes both a corporation and a natural person.


                                   ARTICLE IX
                              AMENDMENTS TO BYLAWS

         SECTION 9.01 AMENDMENT BY BOARD OF DIRECTORS OR STOCKHOLDERS. Except as otherwise required by law or by the Articles of Incorporation of the Corporation, these Bylaws may be amended or repealed, and new Bylaws may be adopted, by the Board of Directors or by the holders of a majority of the outstanding shares entitled to vote.

                            CERTIFICATE OF SECRETARY

          I, the undersigned, do hereby certify:

                  1. That I am the duly elected and acting Secretary of US Sino Gateway, Inc., a California corporation; and

                  2. That the foregoing Bylaws comprising twenty (20) pages constitute the Bylaws of the Corporation, as amended, and were duly adopted by the Board of Directors and shareholders on February 14, 2003.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation on February 14, 2003.



                                                    ---------------------------
                                                    William Ting, Secretary